Exhibit 10.2

AMENDMENT NO. 1

TO

PACIFICORP

COMPENSATION REDUCTION PLAN

2002 Restatement

PacifiCorp an Oregon corporation 825 N.E. Multnomah Street Portland, Oregon 97232	Company

The 2002 Restatement of the Plan, is amended as follows:

1.	Account Transfers

4.4      A Participant shall be permitted to transfer amounts from the Credit Account to the Stock Account up two times each year. Such transfers shall be permitted upon receipt of permission to deal from the Scottishpower plc Corporate Secretary’s Department. The minimum amount of each transfer shall be $2,000.

2.	Effective Date

This Amendment shall be effective July 1, 2003.

Adopted: July 1, 2003.

Company	PACIFICORP
	By:	/s/ Judi A. Johansen

Judi A. Johansen

Print or type name
Date signed: 07/07/03